UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 1, 2006

                             PHASE III MEDICAL, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                     0-10909                      22-2343568
          --------                     -------                      ----------
      (State Or Other                (Commission                 (IRS Employer
        Jurisdiction Of              File Number)            Identification No.)
        Incorporation)

          330 South Service Road, Suite 120
                 Melville, New York                                     11747
--------------------------------------------------------------------------------
    (Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (631)-574-4955

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.      Departure of Directors or Principal Officers; Election of
                Directors; Appointment of Principal Officers.

         On March 6, 2006, the Company issued a press release pursuant to which it announced the appointment of Larry Alan May, 56, as its Chief Financial Officer for a term of three years. The appointment of Mr. May became effective on March 1, 2006. Mr. May initially joined the Company in September 2003 to assist with licensing activities.

         The Company entered into a three-year employment agreement with Mr. May on January 19, 2006. Mr. May will receive an annual salary of $165,000, payable in accordance with the Company's standard payroll practices, is entitled to participate in the Company's benefit plans generally available to other executives, including a car allowance equal to $750 per month, and was granted on the date of the employment agreement an employee stock option under the Company's Equity Purchase Plan to purchase 150,000 shares of the Company's common stock. Under certain circumstances, Mr. May is also entitled to a severance payment equal to one year's salary in the event of the early termination of his employment.

         On January 19, 2006, the Company consummated an acquisition of the assets of NeoStem, Inc., a California corporation. Mr. May was the CEO of NeoStem at the time of the transaction. The purchase price for NeoStem's assets included 5 million shares of the Company's common stock, of which Mr. May received a pro rata distribution of 143,821 shares in exchange for his shares of NeoStem preferred stock, and 96,148 shares of Company common stock as consideration for existing debt owed by NeoStem to Mr. May. Of the stock consideration paid to NeoStem, 60% (or 3 million shares) has been retained in escrow for a period of one (1) year from the date of the agreement, subject to certain indemnification claims and setoffs. Provided that no claims are made against the escrowed shares, Mr. May will be entitled to receive up to 350,563 shares of Company common stock in escrow in exchange for his shares of NeoStem common stock.

         Prior to joining the Company, from August 2003 until January 2006, Mr. May served as the Chief Executive Officer and Chief Financial Officer of NeoStem, a private company engaged in the sale of adult stem cell banking services and medical imaging products. From 2000 to May 2003, Mr. May served as the Chief Financial Officer of Saronyx, Inc., a company focused on developing productivity tools and secure communication systems for research scientists. Previously, Mr. May served as the Senior Vice President of Finance and Chief Financial Officer of BioSource International, Inc., a provider of biologic research reagents and assays, and Treasurer of Amgen, Inc., a biotechnology company, in which he helped build its accounting, finance and IT organizations.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.
     ---------

         Exhibit 10.1 Employment Agreement between the Company and Larry A. May, dated January 19, 2006 (incorporated by reference to Exhibit 10.1 to Form 8-K, filed
                           January 26, 2006).

         Exhibit 99.1      Press Release dated March 6, 2006.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PHASE III MEDICAL, INC.



                                          By:  /s/ Mark Weinreb
                                               ---------------------------------
                                               Mark Weinreb
                                               President




         Dated:  March 6, 2006

                                  EXHIBIT INDEX
                                  -------------


Exhibit Number    Description
--------------    -----------

         10.1 Employment Agreement between the Company and Larry A. May, dated January 19, 2006 (incorporated by reference to Exhibit 10.1 to Form 8-K, filed
                  January 26, 2006).

         99.1     Press Release dated March 6, 2006.